SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

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Universal Security Instruments, Inc.
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UNIVERSAL SECURITY INSTRUMENTS, INC.
7-A Gwynns Mill Court
Owings Mills, Maryland 21117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
October 8, 2007

To the Shareholders of Universal Security Instruments, Inc.:

The Annual Meeting of Shareholders of Universal Security Instruments, Inc., a Maryland corporation (the “Company”) will be held at the Pikesville Hilton, 1726 Reisterstown Road, Baltimore, Maryland, on October 8, 2007 at 8:30 a.m., local time, for the following purposes:

1.	To elect two directors to serve until the Annual Meeting of Shareholders to be held in 2010 and until their successors are duly elected and qualify;

2.	To consider and act upon a proposal to amend the Company’s Non-Qualified Stock Option Plan to increase the number of shares available for the grant of options thereunder.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed August 6, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

James B. Huff
Secretary
Owings Mills, Maryland
August 27, 2007

IMPORTANT - YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

UNIVERSAL SECURITY INSTRUMENTS, INC.
7-A Gwynns Mill Court
Owings Mills, Maryland 21117
(410) 363-3000

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Universal Security Instruments, Inc., a Maryland corporation (the “Company”), in connection with the Annual Meeting of Shareholders to be held on October 8, 2007, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on August 6, 2007 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 2,479,245 shares of the Company’s Common Stock par value $.01 per share (the “Shares”).

Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

BENEFICIAL OWNERSHIP

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Harvey B. Grossblatt 7-A Gwynns Mill Court Owings Mills, MD 21117	124,201(1)	5.01%

FMR Corp. 82 Devonshire Street Boston, MA 02109	241,255	10.00%

____________________________

(1)	Includes 19,999 Shares which Mr. Grossblatt presently has the right to acquire through the exercise of stock options.

ELECTION OF DIRECTORS

The Board of Directors currently consists of four directors. The Company’s directors are divided into three classes and are elected for terms of three years each and until their successors are elected and qualify. The Board has nominated Mr. Cary Luskin and Dr. Howard B. Silverman for election as directors at the 2007 Annual Meeting to serve for a term of three years and until their successors are elected and qualified. A quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote. Under Maryland law, unless a corporation’s charter or bylaws provide otherwise, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present. The Company’s Bylaws provide that the affirmative vote of a majority of the Shares issued and outstanding and entitled to vote is necessary for the election of directors. If no nominee receives the requisite vote, Mr. Luskin and Dr. Silverman will continue to serve as directors until their successors are duly elected and qualify. Consequently, withholding of votes, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have the effect of a vote withheld.

Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominee. If the nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that the nominee will be unavailable to serve.

The following table sets forth, for the nominees and each continuing director, his name, age as of the Record Date, the year he first became a director of the Company, the expiration of his current term, and whether such individual has been determined by the Board to be “independent” as defined in Section 121A of the American Stock Exchange (Amex) Company Guide. There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Age	Director Since	Current Term to Expire	Independent

Board Nominees for Term to Expire in 2010
Cary Luskin	50	2002	2007	Yes
Howard B. Silverman, Ph.D.	65	2002	2007	Yes
Directors Continuing in Office
Harvey B. Grossblatt	61	1996	2008	No
Ronald A. Seff, M.D.	59	2002	2009	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Harvey B. Grossblatt was Chief Financial Officer of the Company from 1983 until August 2004, Secretary and Treasurer of the Company from 1988 until August 2004, Chief Operating Officer of the Company from April 2003 through August 2004, and Chief Executive Officer since August 2004.

Ronald A. Seff, M.D. has been in the private practice of ophthalmology since 1977. From 1977 until 1998, Dr. Seff practiced with, and was a senior executive of, a large medical practice with four offices in Maryland.

Cary Luskin has been in the retail electronic business since 1978. Since 1998, Mr. Luskin has been President of The Big Screen Store, Inc., a chain of large-screen television retail stores.

Howard B. Silverman, Ph.D. has been in the mental health field for over 30 years. From 1990 to 2001, Dr. Silverman was Vice President of Magellan Health Service, and since 2001 he has served as a consultant in the field.

CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations which govern the Company’s operations.

Meetings and Committees of the Board of Directors

Board of Directors. During the fiscal year ended March 31, 2007, the Board met four times. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during the year and the total number of meetings held by all committees on which the director served during such year. Board members are expected to attend the Annual Meeting of Shareholders, and all incumbent directors attended the 2006 Annual Meeting of Shareholders.

The Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent auditors, who report directly to the Audit Committee. The members of the Audit Committee are Mr. Luskin (Chairman), Dr. Seff and Dr. Silverman, none of whom is an employee of the Company and each of whom is independent under existing Amex and Securities and Exchange Commission (SEC) requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Luskin satisfies this definition. Accordingly, Mr. Luskin has been designated by the Board as the Company’s audit committee financial expert. During the fiscal year ended March 31, 2007, the Audit Committee met four times. The Board has adopted a written charter for the Audit Committee, which was included as Appendix A to the Company’s Proxy Statement for the Company’s 2006 Annual Meeting of Shareholders.

Nominations. The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during the 2007 fiscal year in order to make nominations for directors. The Board has not adopted a charter with respect to the nominating committee function. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board will consider the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by shareholders as those recommended by the full Board. Nominations for director may be made by shareholders, provided such nominations comply with certain timing and informational requirements set forth in the Company’s Bylaws. See “Other Matters” elsewhere in this Proxy Statement.

Compensation Committee. The Board’s Compensation Committee consists of Mr. Luskin (Chairman), Dr. Seff and Dr. Silverman, none of whom is an employee of the Company and each of whom is independent under existing Amex and SEC requirements. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Board has not adopted a charter with respect to the Compensation Committee. The Compensation Committee met one time during the fiscal year ended March 31, 2007.

Director Compensation

During the Company’s fiscal year ended March 31, 2007, Mr. Grossblatt, the Company’s president and chief executive officer, received no additional compensation for serving as a director. Directors are eligible to participate in the Company’s Non-Qualified Stock Option Plan. During the Company’s fiscal year ended March 31, 2007, the Company paid to each of Mr. Luskin, Dr. Silverman, and Dr. Seff a $10,000 fee for annual service as a director, payable in cash or Shares (computed at the closing price as reported by the Amex on the date of the payment).

The following table summarizes the compensation paid to directors for the fiscal year ended March 31, 2007:

Name	Fees Earned or Paid in Cash	Stock Awards	Total
(a)	(b)	(c)	(h)

Cary Luskin	--	$10,000 (1)	$10,000
Ronald A. Seff, M.D.	$10,000	--	$10,000
Howard B. Silverman, Ph.D.	$10,000	--	$10,000

_____________________________

(1) Calculated at the per share closing price as reported on the Amex on October 23, 2006.

Transactions with Management

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company reviews all transactions with related persons that are required to be disclosed under applicable regulation. During the fiscal year ended March 31, 2007, there were no transactions with related persons which are required to be disclosed.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Company will furnish, without charge, a copy of its Code of Business Conduct and Ethics to each shareholder who forwards a written request to the Secretary, Universal Security Instruments, Inc., 7-A Gwynns Mill Court, Owings Mills, Maryland 21117.

Communications with the Board

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 7-A Gwynns Mill Court, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Compensation Committee Interlocks and Insider Participation

The Board’s Compensation Committee consists of Mr. Luskin, Dr. Seff and Dr. Silverman, none of whom is an officer or employee of the Company or an officer or employee of any company for which any officer of the Company serves as a member of the compensation committee or board member.

INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Exchange Act requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Harvey B. Grossblatt (1)	124,201	5.01%
Cary Luskin (2)	72,756	2.93%
Ronald A. Seff, M.D. (3)	72,469	2.92%
Howard B. Silverman, Ph.D. (4)	15,185	0.61%
James B. Huff (5)	17,409	0.70%
All directors and executive officers as a group (5 persons) (6)	302,020	12.17%
____________________

(1)	Includes 19,999 Shares Mr. Grossblatt has the right to acquire through the exercise of stock options.
(2)	Includes 13,333 Shares Mr. Luskin has the right to acquire through the exercise of stock options.
(3)	Includes 4,000 Shares Dr. Seff has the right to acquire through the exercise of stock options.
(4)	Includes 13,333 Shares Dr. Silverman has the right to acquire through the exercise of stock options.
(5)	Includes 9,666 Shares Mr. Huff has the right to acquire through the exercise of stock options.
(6)	See footnote 1-5 above.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares, file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended March 31, 2007.

EXECUTIVE COMPENSATION

Introduction

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended March 31, 2007 as well two of the Company’s most highly compensated employees whose total compensation during the fiscal year exceeded $100,000 (listed in the Summary Compensation Table below), are referred to in the following discussion as the “named executive officers”. The following compensation discussion and analysis, executive compensation tables and related narrative describe the compensation awarded to, earned by or paid to the named executive officers for services provided to the Company during the fiscal year ended March 31, 2007.

Compensation Discussion and Analysis

Compensation Committee. The Company’s Compensation Committee determines the appropriateness of compensation levels pertaining to the named executive officers.

Philosophy, Goals and Objectives of Executive Compensation. The overall goal of the Committee is the establishment of compensation policies designed to attract, motivate, reward and retain qualified executives and employees who will foster a team orientation toward the achievement of company-wide business objectives and execute the Company’s strategic goals, thereby increasing the value created for shareholders.

The Committee employs a mix of long and short-term incentives in its compensation program designed to motivate and reward the Company’s executive officers for their contributions to shareholder value and the achievement of business objectives. The Company compensates the named executive officers through a combination of base salary, bonuses, equity incentives and retirement benefits. The Compensation Committee’s compensation philosophy with respect to the named executive officers includes the following general elements: (1) providing overall compensation within a market competitive range, and (2) rewarding achievement of Company financial performance objectives as well as individual managerial effectiveness. While the Committee may, from time to time, engage compensation consultants to assist in evaluating the Company’s executive compensation plans, the Committee did not engage a compensation consultant during its fiscal year ended March 31, 2007.

Base Salary. The primary component of compensation of the Company’s executives is base salary. The base salary for the Company’s Chief Executive Officer is as set forth in his employment agreement (described below), The base salaries for the other named executive officers are recommended by the Chief executive Officer and approved by the Committee and are reviewed annually.

The base salary levels of the named executive officers in fiscal 2007 were established based upon: (i) the individual’s particular background and circumstances, including experience and skills, (ii) the Company’s knowledge of competitive factors within the industry in which it operates, (iii) the job responsibilities of the individual, (iv) the Company’s expectations as to the performance and contribution of the individual and the Committee’s judgment as to the individual’s potential future value to the Company, (v) prior year salary levels, (vi) length of service, and (vii) with respect to the base salary for the Company’s Chief Financial Officer, the Chief Executive Officer makes recommendations to the Compensation Committee based upon the profitability of the Company.

The base salary of the named executive officers is intended to provide a competitive base level of pay for the services they provide. The Company believes that the fixed base annual salary levels of the named executive officers helps the Company retain qualified executives and provide a measure of income stability for the named executive officers that may lessen potential pressures to take possibly excessive risks to achieve performance measures under incentive compensation arrangements.

Bonus. All of the named executive officers are eligible for a bonus. In addition, certain officers who are viewed as having an opportunity to directly and substantially contribute to achievement of our short-term objectives are eligible to receive bonus compensation. Bonuses reward the named executive officers for achieving Company financial performance objectives and for demonstrating individual leadership. The Board believes that by providing a positive incentive and cash rewards, bonuses play an integral role in motivating and retaining qualified executives. A compensation structure of base salary and bonus opportunity for named executive officers generally represents a reasonable combination of fixed salary compared to variable incentive pay opportunity and reflects the Company’s goal of retaining and motivating the named executive officers. The Company’s strong fiscal 2007 results were considered in of determining the level of the bonus awards paid to executives for fiscal 2007. Mr. Grossblatt’s employment agreement, described below, stipulates his annual bonus program. Eligibility to receive bonuses for other named executive officers is based on the recommendation of the Chief Executive Officer to the Compensation Committee.

Equity Incentives. The Company uses grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. The Board believes that this policy created an incentive for key employees and executive officers to maximize shareholder value, primarily through growth and return on invested capital. The amount and nature of prior awards are generally considered in determining any new equity incentive awards for executive officers, although other factors, such as the need to retain experienced managers, are also considered. For the fiscal year ended March 31, 2007, and prior years, stock options have been issued to employees as recommended by the Chief Executive Officer and approved by the Compensation Committee.

A summary of the options held by our executive officers is provided in the “Outstanding Equity Awards at Fiscal Year-End Table” listed below. No options were granted to named executive officers in 2007.

The Company has a defined contribution profit sharing plan covering eligible employees. The Plan is voluntary with respect to participation and is subject to the provisions of ERISA. The plan provides for participant contributions of up to 15% of annual compensation, as defined by the plan. The Company contributes an amount equal to 50% of the participant’s first 6% of contributions. The Company may contribute an additional amount from its profits as authorized by the Board of Directors. The Company made no additional contributions in 2007. Participants in the plan are immediately vested in their and the Company’s contributions, plus actual earnings thereon. The Company’s 2007 contributions to the plan on behalf of named executive officers are included in the “All Other Compensation” column in the “Summary Compensation Table” below.

Executive Employment Agreements. The Chief Executive Officer’s compensation is governed largely by his employment agreement with the Company, originally effective April 1, 2002, as amended. The current employment agreement expires on July 31, 2008. The employment agreement currently provides that Mr. Grossblatt’s base annual salary beginning July 18, 2005 was $300,000, increased to $325,000 on August 1, 2006, and increasing to $350,000 on August 1, 2007. Additionally, Mr. Grossblatt is entitled to bonus compensation for each fiscal year of the Company in which the Company earned pre-tax net income in excess of an amount equal to 8% of shareholders’ equity as of the start of the fiscal year, as follows: 3% of all (after the 8% threshold) pre-tax net income up to $1 million, 4% of pre-tax net income from $1-$2 million, 5% of pre-tax net income from $2-$3 million, 6% of pre-tax net income from $3-$4 million, 7% of pre-tax net income over $4 million. Mr. Grossblatt is also entitled to life, health and disability insurance benefits, medical reimbursement, automobile allowance, and Company paid retirement plan contributions.

If the Employment Agreement is not renewed by the Company or is terminated by Mr. Grossblatt for good reason, Mr. Grossblatt is entitled to receive his compensation through any balance of the employment term plus a lump sum payment equal to his last 12 months base salary and bonus, health benefits for three years, and an additional lump sum payment payable on each of the first three anniversaries of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company.

If Mr. Grossblatt’s employment is terminated following or in anticipation of a “change of control” of the Company, Mr. Grossblatt will be entitled to receive a lump sum payment equal to his base salary for the balance of the Employment Agreement’s term and the amount of Mr. Grossblatt’s last bonus. In addition, Mr. Grossblatt is entitled to receive health benefits for three years, and an additional lump sum payment payable on the anniversary of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company. Furthermore, Mr. Grossblatt will receive an amount equal to three times his base salary for the last 12 months and the amount of his last bonus, limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s death, Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the Employment Agreement’s term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on behalf of Mr. Grossblatt. In addition, Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of death, or the cash equivalent thereof.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s disability, Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt. In addition, Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits and a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

The Employment Agreement generally prohibits Mr. Grossblatt from competing with the Company during the term and during any subsequent period during which he receives compensation from the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Compensation Committee
Cary Luskin, Chairman
Ronald A. Seff, M.D.
Howard B. Silverman, Ph.D.

Equity Compensation Plan Information

The following table provides information, as of March 31, 2007, with respect to all compensation arrangements maintained by the Company, including individual compensation arrangements, under which Shares are authorized for issuance. The weighted-average exercise price does not include restricted stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	102,441	$12.60	4,232
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	102,441	$12.60	4,232

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers for the fiscal year ended March 31, 2007:

Name and Principal Position (a)	Year (b)	Base Salary $ (c)	Bonus $ (d)	Stock Awards $ (e)	Option Awards $(1) (f)	Non-Equity Incentive Plan Compensation $ (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(2) (h)	All Other Compensation $ (i)	Total $ (j)

Harvey B. Grossblatt, President and CEO	2007	318,074	304,657	0	1,816,331	0	28,925	37,306(3)	2,505,293
James B. Huff, Secretary/ Treasurer/ CFO	2007	149,038	10,000	0	0	0	5,917	7,715(4)	172,670
Ronald Lazarus, President/USI Electric, Inc.	2007	220,000	112,409	0	964,206	0	8,800	26,666(5)	1,332,081
Manny Pacheco, Western Division Manager	2007	99,616	0	0	40,231	0	3,976	11,443(6)	155,266
_____________________________________________________________________

(1)
The amounts shown on the “Option Awards” column reflect the compensation cost related to stock option awards included in the Company’s financial statements for fiscal year 2007, computed in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”. For a discussion of valuation assumptions, see the Company’s Annual Report for the year ended March 31, 2007. While these amounts are deductible for federal income tax purposes, for financial statement purposes, these amounts are charged to additional paid-in capital. There were no stock option awards granted during 2007. As of March 31, 2007, the aggregate number of stock options outstanding are: Harvey B. Grossblatt - 19,999; James B. Huff - 14,666; Ronald Lazarus - 10,666; and Manny Pacheco - 2,666.

The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation earnings include the Company’s matching contribution to the employees’ 401(k) plan.
(2)
Other compensation includes $31,473 of medical reimbursement and health insurance premiums under the terms of the employment agreement between the Company and Mr. Grossblatt, payment of $4,981 of life insurance premiums and $852 of lease value of vehicle.

(3)	Other compensation includes $6,000 of automobile expense reimbursement and $1,715 of insurance premiums on Health and Life Insurance policies.
(4)	Other compensation includes $14,666 of insurance premiums on Health and Life Insurance policies and $12,000 of automobile expense reimbursement.
(5)	Other compensation includes $6,643 of insurance premium on Health and Life Insurance policies and $4,800 of automobile expense reimbursement.

Outstanding Options at 2007 Fiscal Year End

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to unexercised options as of the Company’s fiscal year ended March 31, 2007:

Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

Harvey B. Grossblatt	13,333 6,666	0 0	0 0	11.27 16.09	3/22/2010 3/23/2011
James B. Huff	6,666 4,000 4,000	3,333 4,000 4,000	3,333 0 0	7.68 11.27 16.09	8/30/2009 3/22/2010 3/23/2011
Ronald Lazarus	6,666 4,000	6,666 4,000	0 0	11.27 16.09	3/22/2010 3/23/2011
Manny Pacheco	1,333 1,333	1,333 1,333	0 0	11.27 16.09	3/22/2010 3/23/2011

Option Exercises

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to the exercise of stock options during the Company’s fiscal year ended March 31, 2007:

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise
(a)	(b)	(c)

Harvey B. Grossblatt	96,889	1,816,331
James B. Huff	-0-	-0-
Ronald Lazarus	87,109	964,206
Manny Pacheco	1,777	40,231

Potential Payments upon Termination or Change in Control

The table below shows the estimated incremental value transfer to Harvey B. Grossblatt, the only named executive officer who is contractually entitled to compensation upon termination or a change in control, under various scenarios relating to a termination of employment. Please refer to the discussion titled “Executive Employment Agreements”, above, in this Executive Compensation Section for a description of the circumstances that would trigger payments and benefits upon termination or a change in control. The tables below assume that such termination occurred on March 31, 2007, the last day of the Company’s 2007 fiscal year. The Company’s stock price on the last business day of its 2007 fiscal year was $34.35. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any other benefits that are available to employees generally.

	Non Renewal	Resignation for Good Reason	Termination Following Change in Control (1)	Death	Disability

Severance	$622,731(2)	$622,731(2)	$2,518,628(5)	$764,832(6)	$36,250(8)
Health Benefits	$104,943(3)	$104,943 (3)	$104,943 (3)	$104,943 (7)	$104,943 (9)
401(k) Contribution	$86,775(4)	$86,775(4)	$86,775(4)	--	$28,925(10)
Tax gross up	--	$547,583	--	$579,950	--
___________________________________________________________

(1)
Limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

(2)	Lump sum payment equal to Mr. Grossblatt’s last 12 months base salary and bonus.
(3)	The aggregate of the health benefits for the first three years following the termination.
(4)
The aggregate of the respective annual lump sum payments, payable on each of the first three anniversaries of the termination, equal to the 401(k) plan contribution the Company would have made on behalf of the Company had Mr. Grossblatt remained employed by the Company.

(5)	Lump sum payment equal to Mr. Grossblatt’s annual base salary for the balance of the employment period and last bonus, plus three times Mr. Grossblatt’s last 12 months base salary and bonus.
(6)
Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the employment term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on his behalf.

(7)
Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the employment term or three years following the date of death, or the cash equivalent thereof.

(8)
Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt.

(9)
Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

(10)
Mr. Grossblatt is entitled to a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

PROPOSAL TO AMEND THE NON-QUALIFIED STOCK OPTION PLAN

The Plan

The Company’s Non-Qualified Stock Option Plan (the “Plan”), has been in effect since April 1978 and, unless extended by the Company’s Board of Directors, will expire on March 31, 2008. A total of 877,777 Shares (as adjusted for stock dividends) were reserved for issuance under the Plan. Options may be granted under the Plan to employees, officers and directors of the Company and its subsidiaries.

The Plan is administered by the Non-Qualified Stock Option Committee of the Company’s Board of Directors (the “Options Committee”), consisting of Cary Luskin, Harvey Grossblatt and Howard B. Silverman, Ph.D. The Options Committee has the authority, within limitations as set forth in the Plan, to interpret the terms of the Plan and establish rules and regulations concerning the Plan, to determine the persons to whom options may be granted, the number of Shares to be covered by each option, and the exercise price and other terms and provisions of the option to be granted. In addition, the Options Committee has the authority, subject to the terms of the Plan, to determine the appropriate adjustments in the terms of each outstanding option in the event of a change in the Common Stock or the Company’s capital structure.

Options granted under the Plan are non-qualified stock options (“NQSOs”). The exercise price of an option will be fixed by the Options Committee on the date of grant. Any options granted must expire within five years from the date of grant. Shares subject to options granted under the Plan which expire, terminate, or are canceled without having been exercised in full become available again for option grants.

On July 26, 2007, the last sale price per share of Common Stock, as reported on the Amex, was $27.05.

The Amendment

As of July 26, 2007, 771,104 Shares (as adjusted for stock dividends) have been issued pursuant to the exercise of options under the Plan and options to purchase 102,441 Shares were outstanding under the Plan, leaving only an additional 4,232 Shares available for options to be granted thereafter under the Plan (in addition to any options forfeited pursuant to the terms of the Plan which are then available for re-issuance under the Plan). The Board of Directors believes that it is in the best long-term interest of the Company and its shareholders to have available under the Plan a sufficient number of options to allow broad participation by all of the Company’s directors and employees, thereby providing equity-based incentive compensation to those personnel whose efforts increase the value of the Common Stock for the Company’s shareholders. Since many of the options granted under the Plan vest over a period of several years, the Plan also encourages a long-term relationship between the Company and its employees.

Subject to shareholder approval, the Board of Directors has approved an increase of 500,000 Shares to be available for grants of options under the Plan, thereby raising the total number of Shares presently available for options under the Plan to 504,232.

Federal Income Tax Aspects

Employees and non-employee directors will realize no income upon the grant of a non-qualified stock option. Generally, however, the holder of a NQSO will realize taxable ordinary income at the time of the exercise of his/her option in an amount equal to the excess of the fair market value of the Shares acquired at the time of exercise over the exercise price of the option, and the Company will be entitled to a deduction for the amount included in the optionee’s income. Upon the sale of the Shares acquired upon exercise, the optionee would realize capital gain or capital loss. Whether such capital gain or capital loss is long-term or short-term will depend upon the period of time the optionee holds the Shares once they are acquired.

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR approval of the proposed amendment to the Plan. The affirmative vote of a majority of the Company’s outstanding Shares Stock is needed to approve the proposed amendment to the Plan. Consequently, the withholding of votes, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy may have an effect on the outcome of this vote.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with Grant Thornton LLP, the independent auditors for the Company for the fiscal year ended March 31, 2006, the matters required to be discussed by Statement on Auditing Standards 61. The Board of Directors has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee
Cary Luskin
Ronald A. Seff, M.D.
Howard B. Silverman, Ph.D.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of Grant Thornton LLP as the Company’s independent public accountants for the current fiscal year. Grant Thornton LLP has served as the Company’s independent public accountants since 1999. Representatives of Grant Thornton LLP are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The following is a description of the fees billed to the Company by Grant Thornton LLP (the “Auditor”) during the fiscal years ended March 31, 2007 and 2006:

Audit Fees

Audit fees include fees paid by the Company to the Auditor in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the Auditor that are closely related to the audit and in many cases could only be provided by the Auditor. Such services include consents related to Securities and Exchange Commission and other regulatory filings. The aggregate fees for audit services rendered to the Company for the years ended March 31, 2007 and 2006 totaled $162,000 and $125,000, respectively.

Audit Related Fees

Audit related services include due diligence services related to accounting consultations, internal control reviews and employee benefit plan audits. There were no audit related services provided in either year.

Tax Fees

Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by the Auditor for the tax related services rendered to the Company for the years ended March 31, 2007 and 2006 totaled $0 and $0, respectively.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

OTHER MATTERS

The Board of Directors is not aware of any other matter which may be presented for action at the 2007 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2007 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company and will determine whether or not a quorum is present. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

Any shareholder desiring to present a proposal at the 2008 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 7-A Gwynns Mill Court, Owings Mills, Maryland 21117, in time to be received by April 30, 2008. In addition, if a shareholder desires to bring business (including director nominations) before the 2008 Annual Meeting of Shareholders that is not the subject of a proposal timely submitted for inclusion in the Company’s Proxy Statement, written notice of such business, as currently prescribed in the Company’s Bylaws, must be received by the Company’s Secretary between March 31, 2008 and April 30, 2008. For additional requirements, a shareholder should refer to Article I, Section 8 of the Company’s Bylaws, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a copy of which may be obtained from the Company’s Secretary or from the Company’s SEC filings. If the Company does not receive timely notice pursuant to the Bylaws, the nomination or proposal will be excluded from consideration at the meeting.

The persons designated by the Company to vote proxies given by shareholders in connection with the Company’s 2008 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2008 proxy statement with respect to which the Company has received written notice no later than July 19, 2008 that a shareholder (i) intends to present such matter at the 2008 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2008 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

JAMES B. HUFF
Secretary

Owings Mills, Maryland
August 27, 2007

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2007, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, UNIVERSAL SECURITY INSTRUMENTS, INC., 7-A GWYNNS MILL COURT, OWINGS MILLS, MARYLAND 21117.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

PROXY

UNIVERSAL SECURITY INSTRUMENTS, INC.
7-A Gwynns Mill Court
Owings Mills, Maryland 21117

This Proxy is Solicited on Behalf of the Board of Directors of Universal Security Instruments, Inc. The undersigned hereby appoints Harvey B. Grossblatt and Ronald A. Seff M.D., and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Pikesville Hilton, 1726 Reisterstown Road, Baltimore, Maryland, on October 8, 2007 at 8:30 a.m., prevailing local time, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting.

1.	ELECTION OF DIRECTORS: FOR all nominees listed below	[]
(except as set forth to the contrary below)

	WITHHOLD AUTHORITY to vote for all nominees listed below	[]

Mr. Cary Luskin
Howard Silverman, Ph.D.

The terms of the elected Directors expire at the 2010 annual meeting and when their successors are elected and qualify.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

_____________________________________________________________

2.	PROPOSAL TO AMEND THE COMPANY’S NON-QUALIFIED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR THE GRANT OF OPTIONS THEREUNDER.

[] For [] Against []Abstain

3.	In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof.

[REVERSE SIDE OF PROXY CARD]

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned share-holders. If no direction is made, this proxy will be voted in favor of all nominees and in the discretion of the proxies upon any other business which properly comes before the meeting.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THE CARD IN THE ENCLOSED ENVELOPE.

DATED: __________________________, 2007
Signature______________________________________

DATED: __________________________, 2007
Signature_____________________________________

APPENDIX TO PROXY STATEMENT FILED VIA EDGAR

UNIVERSAL SECURITY INSTRUMENTS, INC.
NON-QUALIFIED STOCK OPTION PLAN

1.  Purpose - The purpose of this Plan is to further the interests of UNIVERSAL SECURITY INSTRUMENTS, INC. (hereinafter called the “Company”) by providing incentives for employees, officers and directors of the Company and its subsidiaries, who may be designated for participation therein and to provide additional means of attracting and retaining competent personnel.

2.  Administration - The Plan shall be administered by a committee consisting of the Board of Directors of the Company or such lesser number of such Board (but not less than three persons) as is designated by the Board. Such committee shall hereinafter be referred to as the “Non-Qualified Stock Option Committee” or the “Committee”. Subject to the provisions of the Plan and applicable law, the Committee is authorized to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan and to any options granted thereunder, and to make al other determinations necessary or advisable for the administration of the Plan.

3.  Participants and Allotments - The Committee shall determine and designate from time to time those employees and directors of the Company to whom options are to be granted and who thereby become participants in the Plan. The Committee shall allot to such participants options to purchase shares in such amounts as the Committee shall from time to time determine. Employees, officers and directors of the Company or its subsidiaries shall be eligible to participate in the Plan. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or a member of his immediate family or solely to any of his rights or benefits (or rights or benefits of a member of his immediate family) under the Plan. Participation in the Plan shall not confer any right of continuation of service as an employee, officer or a director of the Company or its subsidiary.

4.  Shares Subject to the Plan - Under this Plan, the Committee may from time to time grant options to employees, officers and directors of the Company and its subsidiaries, entitling the holders thereof to purchase shares of the Company’s authorized and unissued common stock, par value $.01 per share (the “Common Stock”), or shares of the Company’s treasury Common Stock, or a combination of both, up to an aggregate of 1,377,777 shares of Common Stock. Notwithstanding anything herein to the contrary, no member of the Committee shall be eligible to vote on the granting of any option under the Plan if the option is to be granted to such member of the Committee or to a member of his immediate family. If any option granted under the Plan shall terminate or expire unexercised, in whole or in part, the shares so released from option may be made the subject of additional options granted under the Plan. The Company shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding options granted under the Plan. In the event there is any change in the Company’s shares of Common Stock, as by stock splits, reverse stock splits, stock dividends or recapitalization, the number of shares available for option and the shares subject to option shall be appropriately adjusted by the Committee.

5.  Option Price - The option price or prices shall be as established by the Committee when such option is granted on the date or dates the options are granted. In the event there is any change in the Company’s shares as by stock splits, reverse stock splits, stock dividends or recapitalization, the purchase price of shares subject to option shall be appropriately adjusted by the Committee.

6.  Other Provisions - Each option shall be subject to all provisions of this Plan and to the following terms and conditions:

(a)  Options will be granted under the Plan which will be exercisable for a period of five years from the date of grant. The Committee may in its discretion impose additional restrictions as to the time of exercise and/or number of shares that may be purchased upon any exercise of options.

(b)  No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by the optionee.

(c)  All unexercised option swill terminate, be forfeited and will lapse immediately if (i) the optionee’s employment with the Company or its subsidiaries is terminated because the optionee is discharged for dishonesty, commission of a felony or the intentional committing of an act which has a material adverse effect or impact upon the Company or its subsidiaries, such as his disclosing Company confidential information or trade secrets to an unauthorized person or persons, or (ii) the optionee agrees to accept employment with a competitor of the Company or its subsidiaries without the consent of the Company.

- i -

(d)  If the optionee’s employment with the Company or its subsidiaries is terminated for any reason other than as set forth in subparagraph (c) above, or if the optionee ceases to be a director of the Company or its subsidiaries, the Optionee may exercise, subject to the provisions of subparagraph (a) and (c) above, any option which has accrued hereunder as of the date his employment with the Company or its subsidiaries terminated or as of the date he ceases to be a director (as may be the case) for a period of ninety (90) days after the date of the termination of his employment with, or his termination as a director of, the Company or its subsidiaries; provided, however, that if the optionee’s employment (or being a director, as may be the case) with the Company or its subsidiaries is terminated by reason of his death, the optionee’s personal representatives, estate or heirs (as the case may be) may exercise, subject to the provisions of subparagraph (a) above, any option which has accrued hereunder as of the date of the optionee’s death for a period of one hundred eighty (180) days after the date of the optionee’s death.

(e)  Except as otherwise provided in subparagraph (d) above, all unexercised options will terminate, be forfeited and will lapse upon the termination of the optionee’s employment with the Company or its subsidiaries (or upon the termination of his being a director of the Company or its subsidiaries, as the case may be).

7.  Exercise of Options - To exercise the option, the optionee or his successor shall give written notice to the Company’s Chief Financial Officer at the Company’s principal office in Baltimore, Maryland, accompanied by full payment for the shares being purchased and a written statement that the shares are purchased for investment and not with a view to distribution. However, this statement will not be required in the event the shares subject to the option are registered with the Securities and Exchange Commission. If the option is exercised by the successor of the optionee, following his death, proof shall be submitted, satisfactory to the Committee, of the right of the successor to exercise the option.

Shares of stock issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 and may be offered or sold only if registered under the provisions of that Act or if an exemption from registration is available.

The Company shall not be required to transfer or deliver any certificate or certificates for shares purchased upon any such exercise of said option: (a) until after compliance with all then applicable requirements of law; and (b) prior to admission of such shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Company be required to issue fractional shares to the employee, officer or director.

8.  Registration - If the Company shall be advised by its counsel that shares of stock deliverable upon any exercise of an option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of same, the Company may effect registration or obtain consent, and delivery of shares by the Company may be deferred until registration is effected or consent obtained. However, the Company reserves the right to revoke the option if it determines that, in the best interest of the Company, the shares should not be registered or that consent should not be obtained.

9.  Issuance of Stock - No stock will be issued until full payment for such stock has been made. The Optionee shall have no rights as a shareholder with respect to optioned shares until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraphs 4 and 5.

10.  Amendments and Termination - The Board of Directors may amend, suspend, discontinue or terminate the Plan, but no such action may, without the consent of the holder of any option granted hereunder, alter or impair such option, except as provided in Paragraphs 4 and 5.

11.  Option Agreement - The granting of an option shall take place only when a written option agreement substantially in the form of the Option Agreement which is attached hereto and marked Exhibit I is executed by or on behalf of the Company and the employee, officer or director to whom the option is granted and such executed agreement is delivered to the Company.

12.  Period of Plan - The Plan, which initially became effective on April 5, 1978, has been extended by the Board of Directors and will continue in effect until and will expire on March 31, 2013.

- ii -

Exhibit I

UNIVERSAL SECURITY INSTRUMENTS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, Made as of this ____ day of __________, 20__, by and between UNIVERSAL SECURITY INSTRUMENTS, INC., a Maryland corporation (hereinafter called the “Company”), and __________ (hereinafter called the “Optionee”).

WHEREAS, the Board of Directors of the Company considers it desirable and in the company’s best interest that the Optionee be given an opportunity to purchase shares of its Common Stock to provide an incentive for the Optionee and to promote the success of the Company.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.  Grant of Option. The Company hereby grants to optionee the right, privilege and option to purchase from the Company __________ (___ ) shares of the Common Stock of the Company at a purchase price of __________ ($___) per share in the manner and subject to the conditions hereinafter provided.

2.  Period of Exercise of Option.

(a)  The option will be exercisable for a period of years from the date of grant, except as provided in subparagraphs (b), (c) and (d) below, in accordance with the following schedule:

[INSERT EXERCISE SCHEDULE]

(b)  All unexercised options will terminate, be forfeited and will lapse immediately if (i) the Optionee’s employment with the Company or its subsidiary is terminated because the Optionee is discharged for dishonesty, commission of a felony or the intentional committing of an act which has a material adverse effect or impact upon the Company or its subsidiary, such as his disclosing Company confidential information or trade secrets to an unauthorized person or persons, or (ii) the Optionee accepts employment with a competitor of the Company or its subsidiary, without the consent of the Company.

(c)  If the Optionee’s employment with the Company or its subsidiary is terminated for any reason other than as set forth in subparagraph (b) above, the Optionee may exercise, subject to the provisions of subparagraphs (a) and (b) above, any option which has accrued hereunder as of the date of his employment with the Company or its subsidiary terminated for a period of ninety (90) days after the date of the termination of his employment with the Company or its subsidiary; provided, however, that if the Optionee’s employment with the Company or its subsidiary is terminated by reason of his death, the Optionee’s personal representatives, estate or heirs (as the case may be) may exercise, subject to the provisions of subparagraph (a) above, any option which has accrued hereunder as of the date of the Optionee’s death for a period of one hundred eighty (180) days after the date of the Optionee’s death.

(d)  Except as otherwise provided in subparagraph (c) above, all unexercised options will terminate, be forfeited and will lapse upon the termination of the Optionee’s employment with the Company or its subsidiary.

3.  Method of Exercise. In order to exercise the option the holder thereof must give written notice to the Chief Financial Officer of the Company at Baltimore, Maryland, accompanies by full payment of the shares being purchased and a written statement that the shares are purchased for investment and not with a view to distribution. If the option is exercised by the successor of the Optionee following his death, proof shall be submitted of the right of the successor to exercise the option. shares of stock issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall bear the following legend:

“The shares represented by this Certificate have not been registered under the Securities Act of 1933 and may be offered or sole only if registered under the provisions of that Act or if an exemption from registration is available.”

The Company shall not be required to transfer or deliver any certificate or certificates for shares purchased upon any such exercise of said option: (a) until after compliance with all then applicable requirements of law; and (b) prior to admission of such shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Company be required to issue fractional shares to the Optionee.

4.  Limitation upon Transfer. Except as otherwise provided in paragraph 2 hereof, the option and all rights granted hereunder shall not be transferred by the Optionee, other than by will or by the laws of descent and distribution, and may not be assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer the options, other than by will or by the laws of descent and distribution, or to assign, pledge, hypothecate or otherwise dispose of such option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

5.  Stock Adjustment. In the event there is any change in the number of issued shares of the Company by reason of stock splits, reverse stock splits, stock dividends, recapitalizations or other transactions, the number of shares remaining subject to the option and the option price per share shall e proportionately adjusted.

6.  Corporate Reorganization. If there shall be any capital reorganization or consolidation or merger of the Company with another corporation or corporations, or any sale of all or substantially all of the Company’s properties and assets to any other corporation or corporations, the Company shall take such action as may be necessary to enable Optionee to receive upon any subsequent exercise of such option, in whole or in part, in lieu of shares of Common Stock, securities or other assets as were issuable or payable upon such reorganization, consolidation, merger or sale in respect of, or in exchange for such shares of Common Stock.

7.  Rights of Stockholder. Neither Optionee, his legal representatives, nor any other person entitled to exercise such option shall have any rights or be a stockholder in the Company in respect of the shares issuable upon exercise of the option granted hereunder, unless and until certificates representing such shares shall have been delivered pursuant to the terms hereof.

8.  Stock Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the terms of this Agreement.

9.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed the day and year first above written.

ATTEST:	UNIVERSAL SECURITY INSTRUMENTS, INC.
(Company)

	By:	(SEAL)

WITNESS:	(Optionee)

	By:	(SEAL)